Exhibit 10.5


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made and entered into to be effective this 30th day of May, 2003, by and between Noxso Corporation, a Virginia corporation, ("Buyer") and SANTA ROSA CORPORATION, a Nevada corporation, ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller is the owner of a mobile surface bonding plant and related know-how as more fully in Annex II hereto (the "Equipment").

         WHEREAS, Seller desires to convey to Buyer and Buyer desires to acquire from Seller the all rights, title and interest to the Equipment and other rights associated and/or connected thereto, all upon the terms and conditions and subject to the limited exceptions set forth herein.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows.


                                    SECTION 1

                         PURCHASE AND SALE OF EQUIPMENT

         1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, Buyer hereby purchases, accepts, and acquires from Seller, and Seller hereby sells, transfers, assigns, conveys, and delivers to Buyer, all right, title, and interest of Seller in and to all of the rights and assets, real, personal, and mixed, tangible or intangible, in the Equipment or otherwise relating primarily to the Equipment, as owned or held by Seller. Subject to such express exclusion and qualification, the foregoing rights and assets shall hereinafter collectively be referred to as the "Assets." Without in any way limiting the generality of the foregoing, the Assets shall include all right and interest owned or held by the Seller in the following:

                  a. Technical Documentation All technical and descriptive materials relating to the acquisition, design, development, use, or maintenance of the Equipment (the "Technical Documentation").

                  b. Contracts. All contracts, warranties, agreements, licenses, and other commitments and arrangements, oral or written, with any person or entity respecting the ownership, license, warranty, acquisition, design, development, distribution, marketing, use, or maintenance of the Equipment.

                  c. Equipment. The Equipment.

                  d. Authorizations. All governmental approvals, authorizations, certifications, consents, variances, permissions, licenses, and permits to or from, or filings, notices, or recordings to or with, federal, state, and local governmental authorities that relate to the Equipment.

                  e. Insurance Policies. All insurance and reinsurance, surety, bonding, or indemnity policies, binders, or contracts, and the benefits of any prior insurance coverage to the extent still available, as established or obtained with respect to the Equipment.

                  f. Claims. All claims Seller may have against any person relating to or arising from the Equipment, including rights to recoveries for damages or defective goods, to refunds, insurance claims, and chooses in action.

         1.2 No Liabilities Assumed. Except as expressly set forth in Section 2 below, Buyer shall not assume or be responsible for any liability or obligation of Seller of any kind, known or unknown, contingent or otherwise.


                                    SECTION 2

                                PRICE AND PAYMENT

         2.1 Consideration for Asset Assignment. The aggregate consideration for the Assets (the "Purchase Price") shall be TWO HUNDRED FORTY-FIVE THOUSAND DOLLARS ($245,000 US) and shall be paid as follows:

                  a. Stock. The Buyer shall issue 335,000 shares of its restricted common stock (the "Shares") to Seller.

                  b. Promissory Notes. The Buyer shall issued promissory notes in the aggregate principal amount of ONE HUNDRED TWENTY THOUSAND DOLLARS ($120,000 US) which notes shall bear interest at the rate of ten percent (10%) per annum, shall be due and payable on the earlier of the one year anniversary of the note or on demand and shall otherwise be in the form attached hereto as Annex III (the "Notes"). The Notes shall be issued to the Seller's designees set forth in Annex I.

                  c. Assumption of Liability. Buyer hereby assumes the remaining invoice purchase price of the Invoice, dated September 9, 2000 (the "Assumed Invoice"), in the approximate original amount of TWO HUNDRED FORTY-FIVE THOUSAND DOLLARS ($245,000), due and payable and bearing interest as therein provided which Assumed Invoice has an outstanding amount owing of no more than TWENTY-FIVE THOUSAND DOLLARS ($25,000 US).


                                    SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER


         3.1 Representations and Warranties. Seller hereby represents and warrants the following to Buyer. Buyer and Seller have entered into this Agreement on the condition that Seller make the following representations and warranties, which representations and warranties were and are a material inducement to Buyer entering into this Agreement, and Buyer would not have entered into this Agreement except in reliance upon the representations and warranties of Seller made herein.

                  3.1.1 Consents. All required approvals or consents have been obtained in connection with the execution of this Agreement by Seller and with the performance by Seller of Seller's obligations hereunder.

                  3.1.2 Contracts. Neither this Agreement nor the transactions contemplated hereby violates or shall violate any contract, document, understanding, agreement or instrument to which Seller is a party or by which Seller may be bound, or any contract, document, understanding, agreement or instrument affecting the Assets.

                  3.1.3 Lawsuits. Seller has received no written notice of any pending or threatened lawsuits or asserted or unasserted claims, condemnation or eminent domain proceedings, or proceedings in lieu thereof, relating to the Assets.

                  3.1.4 Notice of Violation. Seller has not received notification of any violation of any laws, rules or regulations with respect to, or which would affect the use of the Assets.

                  3.1.5 Contracts. There are no contracts relating to the Assets to which Seller is a party, or which Seller has assumed, has agreed to be bound by or has agreed to pay on, that will obligate Buyer (except for the Assumed Invoice).

                  3.1.6 Authority. Seller has been duly authorized to enter into this Agreement and to sell the Assets pursuant to the terms and conditions hereof, and the parties and persons executing this Agreement on behalf of Seller have been duly authorized to execute this Agreement and to take such other actions as may be necessary or appropriate to consummate the transactions contemplated hereby.

                  3.1.7 Good and Marketable Title. Upon the mutual execution of this Agreement, Buyer shall obtain good and marketable title to all of the Assets, free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever (except for the Assumed Invoice) leases, chattel mortgages, conditional sales contracts, collateral security arrangements, or other title or interest retention arrangements.

                  3.1.8 Accredited Investor Status. Seller is an "accredited investor" for purposes of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and Seller has sufficient knowledge and experience in evaluating and investing in companies similar to Buyer in terms of Buyer's stage of development so as to be able to evaluate the risks and merits of its investment in Buyer and is able financially to bear the risks thereof. Seller was not organized for the purpose of acquiring the Shares.

                  3.1.9 Investment Purposes. Seller is acquiring the Shares, subject to the terms hereof, for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and Seller has no present intention of selling or granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents and warrants that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

                  3.1.10 Access to Information. Seller has had access to any and all information concerning Buyer that it and its financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. Specifically, Seller has had the opportunity to review Buyer's last annual report on Form 10-KSB, dated March 31, 2002, and all subsequent filings by Buyer with the Securities and Exchange Commission. Further, Buyer has advised Seller that (i) there have been material developments that are not fully described in such filings, (ii) Buyer's financial statements and other information contained in such filings do not reflect material changes that have occurred since the date of the last Buyer financial statement and (iii) Buyer believes that updated financial and business information would be material to an investment decision. Notwithstanding the foregoing, Seller has declined to review, accept or consider additional information in making an investment decision. In making the decision to acquire the Shares, Seller and its advisers have relied solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in Buyer will depend upon its individual circumstances. Seller further understands that no opinion is being given as to any securities or tax matters involving the offering.

                  3.1.11 Exempt Transaction. Seller understands that the Shares have not been registered under the Securities Act and must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  3.1.12 Legend. Seller also understands and agrees that stop transfer instructions relating to the Shares will be placed in Buyer's stock transfer ledger, and that the certificates evidencing the Shares will bear legends in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

         3.2 Survival of Representations and Warranties. All of the representations and warranties of the Seller set forth in Section 3.1 hereof shall survive the execution, deliver and closing of the transactions described herein.


                                    SECTION 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1 Representations and Warranties. Buyer hereby makes the following representations and warranties to Seller. Buyer and Seller have entered into this Agreement on the condition that Buyer make the following representations and warranties, which representations and warranties were and are a material inducement to Seller entering into this Agreement, and Seller would not have entered into this Agreement except in reliance upon the representations and warranties of Buyer made herein.

                  4.1.1 Consents. All required approvals or consents have been obtained in connection with the execution of this Agreement by Buyer and with the performance by Buyer of Buyer's obligations hereunder.

                  4.1.2 Contracts. Neither this Agreement nor the transactions contemplated hereby violates or shall violate any contract, document, understanding, agreement or instrument to which any Buyer is a party or by which Buyer may be bound.

                  4.1.3 Authority. Buyer has been duly authorized to enter into this Agreement and to purchase the Assets pursuant to the terms and conditions hereof, and the person executing this Agreement on behalf of Buyer has been duly authorized to execute this Agreement and to take such other actions as may be necessary or appropriate to consummate the transactions contemplated hereby.

         4.2 Survival of Representations and Warranties. All of the representations and warranties of Buyer set forth in Section 4.1 hereof shall survive the execution, deliver and closing of the transactions described herein.



                                    SECTION 5

                                   DELIVERIES

         5.1 Deliveries. On the date hereof or as soon thereafter as is reasonably practicable, Buyer and Seller shall take the following actions, in addition to such other actions as may otherwise be required under this
Agreement:

                  a. Conveyance Instruments. Seller and Buyer shall mutually execute and deliver to each other a bill of sale in substantially the same form as attached hereto as Annex IV, and such other assignments and other instruments of conveyance and transfer as such party may reasonably request to effect the transactions described herein.

         5.2 Further Assurances. After the date hereof, without further consideration, the parties shall take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents as the other party or its counsel may reasonably request (1) to vest in Buyer, and perfect and protect Buyer's right, title, and interest in, and enjoyment of, the Assets, or (2) as otherwise required to achieve the purposes hereof.


                                    SECTION 6

                                  MISCELLANEOUS

         6.1 Entire Agreement. This Agreement (including the Annexes), and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby; constitute the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         6.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other party, Buyer may assign its rights, duties, or obligations hereunder or any part thereof to any other person or entity, which shall thereupon become Buyer, provided that at the time of such assignment Buyer unconditionally and irrevocably guarantees the payment and performance of any duties or obligations so assigned.

         6.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Facsimile signatures shall be deemed to be original signatures for purposes of this Agreement.

         6.4 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         6.5 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         6.6 Expenses. The parties shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accounts, and counsel.

         6.7 Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing addressed as provided below and if either (a) actually delivered at said address, (b) in the case of a letter, seven business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified, return receipt requested or (c) transmitted to any address outside of the United States, by telecopy and confirmed by overnight or two-day courier. If to the Seller, to the Seller's address as set forth in Annex I or at such other address as the Seller shall have specified by notice to Buyer. If to Buyer, to Buyer's address set forth herein, or at such other address as Buyer shall have specified by notice to the Seller.

         6.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah without giving effect to the principles of conflicts of law thereof. Any judicial proceeding brought to enforce this Agreement, or any matter related thereto, shall be brought in the appropriate courts for Davis County, State of Utah or the appropriate United States District Court located in the State of Utah. By execution of this Agreement, each party accepts and agrees to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

         6.9 Survival of Agreements. All Covenants, agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement.

         6.10 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, the remaining provisions being deemed to continue in full force and effect.

         6.11 Construction. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date indicated.

BUYER                                          SELLER

NOXSO CORPORATION                              SANTA ROSA CORPORATION



By     /s/ Richard J. Anderson                 By     /s/ Wynn L. Westmoreland
   ---------------------------------              ------------------------------
    Richard J. Anderson, President                  Wynn L. Westmoreland, CEO

                                     ANNEX I

                                     SELLER




   Name and Address            Principal Amount of Note         Number of Shares
   ----------------            ------------------------         ----------------

SANTA ROSA CORPORATION                       $0                    335,000
887 West Center Street
Orem, UT  84058

T Morris                                $56,250                          0
B Evans                                  $4,000                          0
R Evans                                  $4,000                          0
D Warner                                $16,000                          0
R Knell                                 $39,750                          0
                                       --------                    -------
TOTAL                                  $120,000                    335,000
                                       ========                    =======

                                    ANNEX II

                            DESCRIPTION OF EQUIPMENT

                                [To be completed]

                                    ANNEX III

                                  FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS NOTE UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.


                                 PROMISSORY NOTE

$__________                                                           ____[DATE]


         FOR VALUE RECEIVED, the undersigned, NOXSO CORPORATION, a Virginia corporation (the "Borrower"), promises to pay to ______________ (the "Lender"), or order, the principal amount of __________________ DOLLARS ($_______) (the "Loan"), together with daily interest from the date hereof, computed on the basis of a 365-day year, on the aggregate principal amount of the Loan from time to time unpaid at a per annum rate of 10%, all payable as follows:

         On the earlier of the one year anniversary of this Note or upon demand, the Borrower will pay to the Lender for credit to the Loan an amount equal to the Loan then due, together with all accrued and unpaid interest on the Loan.

         The Borrower may from time to time prepay all or any portion of the Loan, without premium or penalty. Upon all prepayments of the Loan, the Borrower shall pay to the Lender the principal amount to be prepaid together with unpaid interest in respect thereof accrued to the date of prepayment.

         Any payment under this Note shall be made to the Lender in lawful money of the United States of America on the date such payment is due at the office of the Lender at ___________________ or such address as the Lender may specify in writing to the Borrower.

         The parties hereto, including the Borrower and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided herein, and assent to extensions of time of payment, or forbearance or other indulgence, without notice.

         Any reference in this Note to the Borrower shall be deemed to include the successors and assigns of the Borrower; provided, however, that the Borrower may not assign its obligations hereunder without the prior written consent of the Lender. Any reference in this Note to the Lender shall be deemed to include the successors and assigns of the Lender.

         Notwithstanding the place where this Note may be executed, the Borrower expressly agrees that all the terms and provisions hereof shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Utah

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

                                                NOXSO CORPORATION



                                                --------------------------------
                                                By:      Richard J Anderson
                                                Title:   President

                                    ANNEX IV

                     BILL OF SALE, ASSIGNMENT AND ASSUMPTION

                           Bill of Sale and Assignment

         For good and valuable consideration, the receipt of which is hereby acknowledged, effective as of May 30, 2003 (the "Closing"), and pursuant to the terms of the Asset Purchase Agreement dated May 30, 2003 (the "Asset Purchase Agreement"), between Noxso Corporation, a Virginia corporation ("Buyer"), as transferee of certain rights and obligations of SANTA ROSA CORPORATION, a Nevada corporation ("Seller") (with all capitalized terms not otherwise defined herein having the meanings ascribed to them in the Asset Purchase Agreement), Seller hereby sells, assigns, grants, conveys, transfers and delivers to Buyer all of the Assets (as defined in the Asset Purchase Agreement), free and clear of all Liens except as contemplated by Section 2.1.c. of the Asset Purchase Agreement.

         Seller hereby constitutes and appoints Buyer, its successors and assigns, as its true and lawful attorney-in-fact, with full power of substitution, to, in its name and stead, but on behalf of and for the benefit of Buyer, its successors and assigns, (i) demand and receive any and all of the Assets, (ii) from time to time institute and prosecute in its name or otherwise, for the collection and enforcement of any claim or any right conveyed, assigned or transferred as a part of the Assets, and (iii) do all acts and things in relation to any of the foregoing powers which Buyer shall deem desirable. Seller hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller in any manner or for any reason whatsoever.

         After the date hereof, the Seller will execute and deliver from time to time at the request of Buyer all such further instruments as, in the reasonable opinion of Buyer's counsel, may be required in order to vest in Buyer full and complete title to and the right to use the Assets.

         The delivery by Seller of this Bill of Sale and Assignment and the acceptance by Buyer of this Bill of Sale and Assignment shall not alter, in any manner, any of the rights or obligations of the parties to the Asset Purchase Agreement as set forth therein.

                                                SANTA ROSA CORPORATION,
                                                a Nevada corporation



                                                By:
                                                   -----------------------------
                                                      Wynn L. Westmoreland
                                                Its:  CEO

                                   Assumption

         Noxso Corporation, a Virginia corporation ("Buyer") hereby accepts the foregoing assignment of the Assets, hereby assumes the Assumed Invoice (as defined in the Asset Purchase Agreement) and hereby agrees to pay, perform and discharge the Assumed Invoice when due in accordance with its terms.

         Except as expressly set forth in the preceding paragraph, Buyer is not assuming or agreeing to pay or perform any Liens or obligations of Seller.



Dated as of May 30, 2003                             NOXSO CORPORATION,
                                                     a Virginia corporation


                                                     By:
                                                        ------------------------
                                                          Richard J. Anderson
                                                     Its: President